EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Coinstar, Inc. on Form S-8 of our report dated February 15, 2002 (March 15, 2002 as to Notes 4 and 9), appearing in the Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 2001.

/s/    Deloitte & Touche LLP
Seattle, Washington
August 12, 2002